===============================================================================

                          THIRD SUPPLEMENTAL INDENTURE

                           dated as of April 11, 2000

                                       to

                                TRUST INDENTURE

                            dated as of May 21, 1999

                                     among

                      LSP BATESVILLE FUNDING CORPORATION,

                         LSP ENERGY LIMITED PARTNERSHIP

                                      and

                        THE BANK OF NEW YORK, as Trustee

===============================================================================

            THIRD SUPPLEMENTAL INDENTURE, dated as of April 11, 2000 (this "Third Supplemental Indenture"), to the Trust Indenture, dated as of May 21, 1999 (the "Original Indenture"), among LSP BATESVILLE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Funding Corporation"), LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, the "Partnership"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

            WHEREAS, the Funding Corporation, the Partnership and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Bonds (as defined in the Original Indenture) of the Funding Corporation and the Partnership, to be issued in one or more series;

            WHEREAS, Sections 2.1, 2.3 and 12.1 of the Original Indenture provide, among other things, that the Funding Corporation, the Partnership and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Bonds of any series as permitted by Sections 2.1, 2.3 and 12.1 of the Original Indenture;

            WHEREAS, the Funding Corporation and the Partnership (i) desire the issuance of a series of Bonds to be designated as hereinafter provided, which Bonds will, pursuant to the terms of the exchange offer described in the prospectus dated March 7, 2000, be offered to the Holders of the Partnership's and the Funding Corporation's Series A Senior Secured Bonds due 2014 in exchange therefor, and (ii) have requested the Trustee to enter into this Third Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Bonds of such series;

            WHEREAS, all action on the part of the Funding Corporation and the Partnership necessary to authorize the issuance of said Bonds under the Original Indenture and this Third Supplemental Indenture (the Original Indenture, as supplemented by this Third Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken.

            NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

            That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Bonds, and in consideration of the acceptance of said Bonds by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

            Section 1.1 Indenture Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

            Section 1.2 Rules of Interpretation. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

            Section 1.3 Defined Terms. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

            "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any Series C Bond subject to redemption less the unpaid principal amount of such Bond; provided that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Series C Bond subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Series C Bond after the date of such redemption, calculated using a discount rate equal to the sum of (1) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such Series C Bond and trading in the secondary market at the price closest to par and (2) 30 basis points; provided, however, that if there is no United States treasury security having an average life equal to the remaining average life of such Series C Bond, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of such Series C Bond and trading in the secondary market at the price closest to par.

            "Series C Bonds" shall have the meaning ascribed thereto in Section 2.1(a) hereof.

                                  ARTICLE II.
                             THE TERMS OF THE BONDS

            Section 2.1 Terms of 7.164% Series C Senior Secured Bonds due January 15, 2014.

            (a) There is hereby created one series of Bonds designated: 7.164% Series C Senior Secured Bonds due January 15, 2014, in the aggregate principal amount of $150,000,000 (the "Series C Bonds"). The Series C Bonds may forthwith be executed by the Funding Corporation and the Partnership and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture.

            (b) Each of the Series C Bonds shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Bonds in the form of Exhibit G to the Original Indenture.

            Section 2.2 Interest and Principal.

            Each Series C Bond shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date thereof until such amount is paid in full at a rate of

7.164% per annum. The principal amount of each Series C Bond shall be due and payable in installments as set forth below:

                   Scheduled                          Percentage of
                    Payment                             Principal
                     Date                            Amount Payable
                  ----------                         --------------

                  July 15, 2001                      2.75%
                  January 15, 2002                   2.75%
                  July 15, 2002                      2.30%
                  January 15, 2003                   2.30%
                  July 15, 2003                      2.45%
                  January 15, 2004                   2.45%
                  July 15, 2004                      2.60%
                  January 15, 2005                   2.60%
                  July 15, 2005                      3.80%
                  January 15, 2006                   3.80%
                  July 15, 2006                      4.15%
                  January 15, 2007                   4.15%
                  July 15, 2007                      4.20%
                  January 15, 2008                   4.20%
                  July 15, 2008                      4.35%
                  January 15, 2009                   4.35%
                  July 15, 2009                      4.50%
                  January 15, 2010                   4.50%
                  July 15, 2010                      4.70%
                  January 15, 2011                   4.70%
                  July 15, 2011                      5.10%
                  January 15, 2012                   5.10%
                  July 15, 2012                      5.10%
                  January 15, 2013                   5.10%
                  July 15, 2013                      4.00%
                  January 15, 2014                   4.00%

            Payment of principal of and interest on each Bond of the series created hereby shall be made (a) if the Funding Corporation or the Partnership so elects, by check mailed to the Holder at his or her registered address, (b) otherwise as provided in Section 2.11 of the Original Indenture or (c) upon application by a record Holder of at least $1,000,000 in aggregate principal amount of Series C Bonds to the Trustee not later than 15 days prior to the applicable Payment Date, by wire transfer to an account maintained by such record Holder with a bank in The City of New York; provided that the final installment of principal payable with respect to each Bond of the series created hereby shall be payable as provided in Section 6.5 of the Original Indenture (in the case of any such Bond redeemed) or payable upon presentation and surrender of each such Bond at the Place of Payment.

            Section 2.3 Redemption.

            (a) Optional Redemption. The Series C Bonds may be redeemed at the option of the Funding Corporation and the Partnership in accordance with and subject to Section 6.3 of the Original Indenture as follows:

                  (i) The Outstanding Series C Bonds may be redeemed prior to maturity, as a whole or in part ratably, at any time, at a Redemption Price equal to the outstanding principal amount of the Series C Bonds being redeemed, plus accrued and unpaid interest thereon to but not including the Redemption Date plus the Make-Whole Premium, upon notice given by the Issuers to the Holders of the Series C Bonds not less than 30 nor more than 60 days prior to the date selected by the Issuer for such redemption (the "Redemption Date").

                  (ii) All proceeds received by the Trustee from or on behalf of the Partnership or the Funding Corporation identified as proceeds for an optional redemption of the Series C Bonds under this Section 2.3(a) shall be applied by the Trustee to the redemption of such Bonds on the Redemption Date in respect thereof.

            (b) Mandatory Redemption. Subject to the provisions of Section 6.3 of the Original Indenture, the Series C Bonds are subject to mandatory redemption under the conditions and on the terms set forth in the Original Indenture.

                                  ARTICLE III.
                                 MISCELLANEOUS

            Section 3.1 Execution of Supplemental Indenture.

            This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Third Supplemental Indenture forms a part thereof.

            Section 3.2 Concerning the Trustee.

            The recitals contained herein and in the Bonds of the series created hereby, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Funding Corporation and the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Bonds of the series created hereby.

            Section 3.3 Counterparts.

            This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 3.4 GOVERNING LAW.

            THIS THIRD SUPPLEMENTAL INDENTURE AND EACH BOND OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 LSP BATESVILLE FUNDING CORPORATION

                                 By: /s/ Mikhail Segal
                                     ------------------------------------
                                     Name: Mikhail Segal
                                     Title: President


                                 LSP ENERGY LIMITED PARTNERSHIP

                                     By:   LSP Energy, Inc.,
                                           its general partner

                                          By: /s/ Mikhail Segal
                                              ---------------------------------
                                                Name:  Mikhail Segal
                                                Title:  President


                                 THE BANK OF NEW YORK,
                                    as Trustee

                                 By: /s/ Mary Beth Lewicki
                                     ------------------------------------
                                     Name:  Mary Beth Lewicki
                                     Title:  Vice President